Century Communities Reports Increased Second Quarter 2024 Results

- Increased 2024 Guidance for Home Sales Revenues and Deliveries -

- Second Quarter Net Income Increased 63% YoY to $83.7 Million, or $2.61 Per Diluted Share -

- Home Sales Revenues of $1.0 Billion Increased 24% YoY -

- Deliveries of 2,617 Homes Increased 17% YoY -

- Net New Home Contracts of 2,780 Increased 20% YoY -

- J. Scott Dixon Appointed as Chief Financial Officer -

Greenwood Village, Colorado (July 24, 2024) – Century Communities, Inc. (NYSE: CCS), one of the nation’s largest homebuilders, today announced financial results for its second quarter ended June 30, 2024.

Second Quarter 2024 Highlights

•	Net income of $83.7 million, or $2.61 per diluted share, a 63% YoY Increase
•	Pre-tax income of $110.6 million, a 61% YoY Increase
•	EBITDA of $129.1 million, a 61% YoY Increase
•	Total revenues of $1.0 billion, a 23% YoY Increase
•	Community count of 266, a Company record and 14% YoY Increase
•	Deliveries of 2,617 homes, a 17% YoY Increase
•	Net new home contracts of 2,780, a 20% YoY Increase
•	Homebuilding gross margin of 22.5%
•	Adjusted homebuilding gross margin of 24.0%

“We continued to see solid demand for affordable new homes in the second quarter, with our net new contracts of 2,780 homes increasing by 20% versus the prior year quarter,” said Dale Francescon, Chairman and Co-Chief Executive Officer. “Second quarter deliveries of 2,617 homes and home sales revenues of $1.0 billion increased by 17% and 24%, respectively, on a year-over-year basis. We generated an adjusted homebuilding gross margin of 24% in the quarter, an increase of 300 basis points versus second quarter 2023 levels, and adjusted net income of $85.2 million, or $2.65 per diluted share, increased by 66% on a year-over-year basis. Finally, I am pleased to announce that Century’s Board of Directors appointed Scott Dixon as Chief Financial Officer, and the entire management team wants to congratulate Scott on his well-deserved promotion.”

Rob Francescon, Co-Chief Executive Officer and President, said, “Our total lot inventory of 78,097 increased by 35% over the prior year with the higher lot count driven by gains in our controlled lots, which accounted for 58% of our total lots at the end of the second quarter. Our community count grew by 14% on a year-over-year basis to 266, a record for the Company. Our balance sheet remains strong with $2.5 billion in stockholders’ equity and $841 million in liquidity, and, during the second quarter, we repurchased 464,980 shares of our common stock for $37 million at an average share price of $79.61. Given the strong performance we have experienced through the first half of the year, we have increased our full year 2024 guidance for home deliveries to be in the range of 10,700 to 11,300 homes and our home sales revenues to be in the range of $4.2 to $4.4 billion.”

Second Quarter 2024 Results

Net income for the second quarter 2024 was $83.7 million, or $2.61 per diluted share. Adjusted net income, which excludes purchase price accounting and inventory impairment, was $85.2 million, or $2.65 per diluted share.

Total revenues were $1.0 billion, with second quarter home sales revenues totaling $1.0 billion as well. Deliveries totaled 2,617 homes. The average sales price of home deliveries for the second quarter 2024 was $388,800.

Net new home contracts in the second quarter 2024 were 2,780, and at the end of the second quarter 2024, the Company had 1,753 homes in backlog, representing $754.6 million of backlog dollar value.

Adjusted homebuilding gross margin percentage, excluding interest, inventory impairment and purchase accounting, was 24.0% in the second quarter of 2024. Homebuilding gross margin percentage in the second quarter 2024 was 22.5%. Selling, general, and administrative expenses as a percent of home sales revenues was 12.4% in the quarter. Adjusted EBITDA and EBITDA for the second quarter 2024 were $130.6 million and $129.1 million, respectively.

Financial services revenues and pre-tax income were $21.7 million and $5.7 million, respectively, in the second quarter 2024.

Our book value per share increased to a record $78.68 as of June 30, 2024.

Balance Sheet and Liquidity

The Company ended the second quarter 2024 with a strong financial position, including $2.5 billion of stockholders’ equity and $840.5 million of total liquidity, including $151.5 million of cash.

During the second quarter, the Company maintained its quarterly cash dividend of $0.26 per share and repurchased 464,980 shares of its common stock for $37.0 million at an average share price of $79.61.

As of June 30, 2024, homebuilding debt to capital was 31.1% compared to 29.4% at March 31, 2024 and net homebuilding debt to net capital was 28.1% compared to 24.9% at March 31, 2024.

Stock Repurchase Program

The Company also announced that its Board of Directors approved a new stock repurchase program for up to an additional 4.5 million shares of Century common stock through open market, privately negotiated or other transactions from time to time and in such amounts as management deems appropriate.

Full Year 2024 Outlook

Scott Dixon, Chief Financial Officer of the Company, commented, “Given the strength that we have seen in our orders, deliveries and community count through the first half of the year, we have increased our full year 2024 guidance for home deliveries to be in the range of 10,700 to 11,300 homes and our home sales revenues to be in the range of $4.2 to $4.4 billion.”

Scott Dixon Appointed as Chief Financial Officer

Century Communities also announced today that its Board of Directors on July 22nd appointed J. Scott Dixon as the Company’s Chief Financial Officer. Mr. Dixon had been serving as the Company’s Interim Chief Financial Officer since March of this year. Mr. Dixon has been with Century for over 10 years, and, prior to his role as Interim Chief Financial Officer, had been Century’s Assistant Chief Financial Officer since May 2022. Prior to serving as Assistant Chief Financial Officer, Mr. Dixon served as Chief Accounting Officer of Century from November 2016 to May 2022, and prior to that position, he served as Century's Vice President of Accounting from November 2013 to November 2016. He was heavily involved in Century's initial public offering in 2014 and has been responsible for overseeing its SEC reporting, financial planning and analysis, and directly managing the finance team. Prior to joining Century, Mr. Dixon worked in Ernst & Young's audit practice, most recently as a Senior Manager in the audit and assurance practice, specializing in real estate. Mr. Dixon holds a Master of Science degree in Accounting from the University of Virginia and a Bachelor of Science degree in Finance from the University of Denver. Mr. Dixon is also a Certified Public Accountant.

Webcast and Conference Call

The Company will host a webcast and conference call on Wednesday, July 24, 2024, at 5:00 p.m. Eastern time, 3:00 p.m. Mountain time, to review the Company’s second quarter 2024 results, provide commentary, and conduct a question-and-answer session. To participate in the call, please dial 833-816-1103 (domestic) or 412-317-0685 (international). The live webcast will be available at www.centurycommunities.com in the Investors section. A replay of the conference call will be available through July 31, 2024, by dialing 877-344-7529 (domestic) or 412-317-0088 (international) and entering the passcode 1119095. A replay of the webcast will be available on the Company’s website for at least one year.

About Century Communities

Century Communities, Inc. (NYSE: CCS) is one of the nation's largest homebuilders, an industry leader in online home sales, and the highest-ranked homebuilder on Newsweek's list of America's Most Trustworthy Companies 2024, consecutively awarded for a second year. Through its Century Communities and Century Complete brands, Century's mission is to build attractive, high-quality homes at affordable prices to provide its valued customers with A HOME FOR EVERY DREAM®. Century is engaged in all aspects of homebuilding — including the acquisition, entitlement and development of land, along with the construction, innovative marketing and sale of quality homes designed to appeal to a wide range of homebuyers. The Company operates in 18 states and over 45 markets across the U.S., and also offers title, insurance and lending services in select markets through its Parkway Title, IHL Home Insurance Agency, and Inspire Home Loans subsidiaries. To learn more about Century Communities, please visit www.centurycommunities.com.

Non-GAAP Financial Measures

In addition to the Company’s operating results presented in accordance with United States generally accepted accounting principles (GAAP), this press release includes the following non-GAAP financial measures: adjusted net income, adjusted diluted earnings per common share, adjusted homebuilding gross margin, EBITDA, adjusted EBITDA, and ratio of net homebuilding debt to net capital. These non-GAAP financial measures should not be used as a substitute for the Company’s operating results presented in accordance with GAAP, and an analysis of any non-GAAP financial measure should be used in conjunction with results presented in accordance with GAAP. Please refer to the reconciliation of each of the above referenced non-GAAP financial measures following the historical financial information presented in this press release.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and, as such, may involve known and unknown risks, uncertainties and assumptions. Forward-looking statements may be identified by the use of words such as “anticipate,” “believe,” “expect,” “intend,” “estimate,” “plan,” “continue,” “will,” “may,” “potential,” “guidance” and “outlook” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Forward-looking statements in this release include the Company’s operating and financial guidance for 2024. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on historical information available at the time the statements are made and are based on management’s reasonable belief or expectations with respect to future events, and are subject to risks and uncertainties, many of which are beyond the Company’s control, that could cause actual performance or results to differ materially from the belief or expectations expressed in or suggested by the forward-looking statements. The following important factors could cause actual results to differ materially from those expressed in the forward-looking statement: adverse changes in general economic conditions, including increased interest rates, inflation, and employment levels; the potential impact of global supply chain disruptions, labor, land and raw material or other resource shortages and delays, and municipal and utility delays on the Company’s business, industry and the broader economy; the ability to identify and acquire desirable land; availability and cost of financing; the effect of tax changes; reliance on contractors and key personnel; availability and pricing for land, labor and raw materials or other resources; the ability to pay dividends in the future; and the other factors included in the Company’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. Forward-looking statements speak only as of the date on which they are made and the Company undertakes no obligation to update any forward-looking statement to reflect future events, developments or otherwise, except as may be required by applicable law.

Century Communities, Inc.

Consolidated Statements of Operations

(Unaudited)

(in thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Revenues
Homebuilding Revenues
Home sales revenues	$1,017,414	$818,360	$1,939,816	$1,553,960
Land sales and other revenues	377	1,554	1,593	3,089
Total homebuilding revenues	1,017,791	819,914	1,941,409	1,557,049
Financial services revenues	21,659	24,277	46,585	40,132
Total revenues	1,039,450	844,191	1,987,994	1,597,181
Homebuilding Cost of Revenues
Cost of home sales revenues	(787,556)	(656,834)	(1,513,127)	(1,258,219)
Cost of land sales and other revenues	—	(375)	(37)	(375)
Total homebuilding cost of revenues	(787,556)	(657,209)	(1,513,164)	(1,258,594)
Financial services costs	(15,996)	(11,770)	(30,873)	(22,551)
Selling, general, and administrative	(125,973)	(105,120)	(240,082)	(203,433)
Inventory impairment	(570)	—	(570)	—
Other income (expense)	1,278	(1,344)	(8,353)	154
Income before income tax expense	110,633	68,748	194,952	112,757
Income tax expense	(26,909)	(17,303)	(46,897)	(28,001)
Net income	$83,724	$51,445	$148,055	$84,756

Earnings per share:
Basic	$2.65	$1.61	$4.67	$2.65
Diluted	$2.61	$1.60	$4.60	$2.63
Weighted average common shares outstanding:
Basic	31,648,130	32,025,186	31,728,544	31,970,106
Diluted	32,092,789	32,247,396	32,165,798	32,182,545

Century Communities, Inc.

Consolidated Balance Sheets

(Unaudited)

(in thousands, except share amounts)

	June 30,	December 31,
	2024	2023
Assets	(unaudited)	(audited)
Cash and cash equivalents	$106,682	$226,150
Cash held in escrow	44,823	101,845
Accounts receivable	78,260	76,213
Inventories	3,295,336	3,016,641
Mortgage loans held for sale	255,305	251,852
Prepaid expenses and other assets	404,315	350,193
Property and equipment, net	97,215	69,075
Deferred tax assets, net	17,426	16,998
Goodwill	32,082	30,395
Total assets	$4,331,444	$4,139,362
Liabilities and stockholders' equity
Liabilities:
Accounts payable	$158,778	$147,265
Accrued expenses and other liabilities	271,849	303,392
Notes payable	1,075,344	1,062,471
Revolving line of credit	111,000	—
Mortgage repurchase facilities	248,816	239,298
Total liabilities	1,865,787	1,752,426
Stockholders' equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized, none outstanding	—	—
Common stock, $0.01 par value, 100,000,000 shares authorized, 31,336,340 and 31,774,615 shares issued and outstanding at June 30, 2024 and December 31, 2023, respectively	313	318
Additional paid-in capital	540,573	592,989
Retained earnings	1,924,771	1,793,629
Total stockholders' equity	2,465,657	2,386,936
Total liabilities and stockholders' equity	$4,331,444	$4,139,362

Century Communities, Inc.

Homebuilding Operational Data

(Unaudited)

Net New Home Contracts

	Three Months Ended June 30,			Six Months Ended June 30,
	2024	2023	% Change	2024	2023	% Change
West	376	237	58.6%	816	580	40.7%
Mountain	552	446	23.8%	1,163	779	49.3%
Texas	520	400	30.0%	1,034	875	18.2%
Southeast	386	351	10.0%	836	593	41.0%
Century Complete	946	883	7.1%	1,797	1,512	18.8%
Total	2,780	2,317	20.0%	5,646	4,339	30.1%

Home Deliveries

(dollars in thousands)

	Three Months Ended June 30,
	2024		2023		% Change
	Homes	Average Sales Price	Homes	Average Sales Price	Homes	Average Sales Price
West	325	$626.7	254	$548.2	28.0%	14.3%
Mountain	486	$532.7	455	$503.7	6.8%	5.8%
Texas	485	$301.1	450	$281.2	7.8%	7.1%
Southeast	349	$441.3	275	$426.5	26.9%	3.5%
Century Complete	972	$262.2	801	$257.3	21.3%	1.9%
Total / Weighted Average	2,617	$388.8	2,235	$366.2	17.1%	6.2%

	Six Months Ended June 30,
	2024		2023		% Change
	Homes	Average Sales Price	Homes	Average Sales Price	Homes	Average Sales Price
West	609	$617.3	457	$586.7	33.3%	5.2%
Mountain	981	$523.0	910	$521.7	7.8%	0.2%
Texas	909	$304.9	777	$278.0	17.0%	9.7%
Southeast	728	$433.4	473	$431.7	53.9%	0.4%
Century Complete	1,748	$262.1	1,530	$255.5	14.2%	2.6%
Total / Weighted Average	4,975	$389.9	4,147	$374.7	20.0%	4.1%

Century Communities, Inc.

Homebuilding Operational Data

(Unaudited)

Selling Communities

	As of June 30,		Increase
	2024	2023	Amount	% Change
West	26	23	3	13.0%
Mountain	47	41	6	14.6%
Texas	45	38	7	18.4%
Southeast	34	29	5	17.2%
Century Complete	114	102	12	11.8%
Total	266	233	33	14.2%

Backlog

(dollars in thousands)

	As of June 30,
	2024			2023			% Change
	Homes	Dollar Value	Average Sales Price	Homes	Dollar Value	Average Sales Price	Homes	Dollar Value	Average Sales Price
West	313	$213,931	$683.5	203	$129,616	$638.5	54.2%	65.0%	7.0%
Mountain	345	198,484	$575.3	310	149,369	$481.8	11.3%	32.9%	19.4%
Texas	293	87,826	$299.7	253	78,360	$309.7	15.8%	12.1%	(3.2)%
Southeast	250	107,965	$431.9	325	148,616	$457.3	(23.1)%	(27.4)%	(5.6)%
Century Complete	552	146,417	$265.2	911	244,118	$268.0	(39.4)%	(40.0)%	(1.0)%
Total / Weighted Average	1,753	$754,623	$430.5	2,002	$750,079	$374.7	(12.4)%	0.6%	14.9%

Lot Inventory

	As of June 30,
	2024			2023			% Change

	Owned	Controlled	Total	Owned	Controlled	Total	Owned	Controlled	Total

West	4,434	3,665	8,099	4,207	1,867	6,074	5.4%	96.3%	33.3%
Mountain	8,651	4,987	13,638	9,818	3,400	13,218	(11.9)%	46.7%	3.2%
Texas	9,777	9,823	19,600	7,627	6,811	14,438	28.2%	44.2%	35.8%
Southeast	5,461	12,446	17,907	5,769	4,079	9,848	(5.3)%	205.1%	81.8%
Century Complete	4,454	14,399	18,853	3,550	10,647	14,197	25.5%	35.2%	32.8%
Total	32,777	45,320	78,097	30,971	26,804	57,775	5.8%	69.1%	35.2%
% of Total	42.0%	58.0%	100.0%	53.6%	46.4%	100.0%

Century Communities, Inc.

Reconciliation of Non-GAAP Financial Measures

(Unaudited)

Adjusted net income and adjusted diluted earnings per share (which we refer to as “Adjusted EPS”) are non-GAAP financial measures that we believe are useful to management, investors and other users of our financial information in evaluating our operating results and understanding our operating trends without the effect of certain non-recurring items. We believe excluding certain non-recurring items provides more comparable assessment of our financial results from period to period. We define adjusted net income as consolidated net income before (i) income tax expense, (ii) inventory impairment, if applicable (iii) restructuring costs, if applicable, (iv) loss on debt extinguishment, if applicable, (v) purchase price accounting for acquired work in process inventory, if applicable, and (vi) impairment on other investments, if applicable, less adjusted income tax expense, calculated using our estimated annual effective tax rate after discrete items for the applicable period. Adjusted EPS is calculated by dividing adjusted net income by weighted average common shares – diluted.

Adjusted Net Income and Adjusted Diluted Earnings Per Common Share

(in thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Numerator
Net income	$83,724	$51,445	$148,055	$84,756
Denominator
Weighted average common shares outstanding - basic	31,648,130	32,025,186	31,728,544	31,970,106
Dilutive effect of stock-based compensation awards	444,659	222,210	437,254	212,439
Weighted average common shares outstanding - diluted	32,092,789	32,247,396	32,165,798	32,182,545
Earnings per share:
Basic	$2.65	$1.61	$4.67	$2.65
Diluted	$2.61	$1.60	$4.60	$2.63

Adjusted earnings per share
Numerator
Net income	$83,724	$51,445	$148,055	$84,756
Income tax expense	26,909	17,303	46,897	28,001
Income before income tax expense	110,633	68,748	194,952	112,757
Inventory impairment	570	—	570	—
Impairment on other investment	—	—	7,722	—
Purchase price accounting for acquired work in process inventory	973	—	2,553	—
Adjusted income before income tax expense	112,176	68,748	205,797	112,757
Adjusted income tax expense(1)	(26,985)	(17,303)	(49,506)	(28,001)
Adjusted net income	$85,191	$51,445	$156,291	$84,756

Denominator - Diluted	32,092,789	32,247,396	32,165,798	32,182,545

Adjusted diluted earnings per share	$2.65	$1.60	$4.86	$2.63

(1)

The tax rates used in calculating adjusted net income for the three and six months ended June  30, 2024 were 24.1%, respectively, which are reflective of the Company’s GAAP tax rate for the six months ended June 30, 2024.  The tax rates used in calculating adjusted net income for the three and six months ended June 30, 2023 were 25.2% and 24.8%, respectively, which are reflective of the Company’s GAAP tax rates for the applicable periods.

Century Communities, Inc.

Reconciliation of Non-GAAP Financial Measures

(Unaudited)

Adjusted homebuilding gross margin excluding inventory impairment (if applicable), interest in cost of home sales revenues, and purchase price accounting for acquired work in process inventory (if applicable) are not measurements of financial performance under GAAP; however, the Company’s management believes that this information is meaningful as it isolates the impact that inventory impairment,  indebtedness, and acquisitions have on homebuilding gross margin and permits the Company’s stockholders to make better comparisons with the Company’s competitors, who adjust gross margins in a similar fashion.  This non-GAAP financial measure should not be used as a substitute for the Company’s operating results.  An analysis of any non-GAAP financial measure should be used in conjunction with results presented in accordance with GAAP.

Adjusted Homebuilding Gross Margin

(in thousands)

	Three Months Ended June 30,
	2024	%	2023	%

Home sales revenues	$1,017,414	100.0%	$818,360	100.0%
Cost of home sales revenues	(787,556)	(77.4)%	(656,834)	(80.3)%
Inventory impairment	(570)	(0.1)%	—	—%
Homebuilding gross margin	229,288	22.5%	161,526	19.7%
Add: Inventory impairment	570	0.1%	—	—%
Add: Interest in cost of home sales revenues	13,592	1.3%	10,270	1.3%
Adjusted homebuilding gross margin excluding interest and inventory impairment	$243,450	23.9%	$171,796	21.0%
Add: Purchase price accounting for acquired work in process inventory	973	0.1%	—	—%
Adjusted homebuilding gross margin excluding interest, inventory impairment and purchase price accounting for acquired work in process inventory	$244,423	24.0%	$171,796	21.0%

	Six Months Ended June 30,
	2024	%	2023	%

Home sales revenues	$1,939,816	100.0%	$1,553,960	100.0%
Cost of home sales revenues	(1,513,127)	(78.0)%	(1,258,219)	(81.0)%
Inventory impairment	(570)	(0.0)%	—	—%
Homebuilding gross margin	426,119	22.0%	295,741	19.0%
Add: Inventory impairment	570	0.0%	—	—%
Add: Interest in cost of home sales revenues	25,625	1.3%	20,077	1.3%
Adjusted homebuilding gross margin excluding interest and inventory impairment	$452,314	23.3%	$315,818	20.3%
Add: Purchase price accounting for acquired work in process inventory	2,553	0.1%	—	—%
Adjusted homebuilding gross margin excluding interest, inventory impairment and purchase price accounting for acquired work in process inventory	$454,867	23.4%	$315,818	20.3%

Century Communities, Inc.

Reconciliation of Non-GAAP Financial Measures

(Unaudited)

EBITDA and Adjusted EBITDA

The following table presents EBITDA and Adjusted EBITDA for the three months ended March 31, 2024 and 2023. EBITDA and adjusted EBITDA are non-GAAP financial measures we use as a supplemental measure in evaluating operating performance. We define EBITDA as net income before (i) income tax expense, (ii) interest in cost of home sales revenues, (iii) other interest expense (income), and (iv) depreciation and amortization expense. We define adjusted EBITDA as EBITDA before loss on debt extinguishment (if applicable), inventory impairment (if applicable), purchase price accounting for acquired work in process inventory (if applicable), and impairment on other investments (if applicable). We believe EBITDA and adjusted EBITDA provide an indicator of general economic performance that is not affected by fluctuations in interest rates or effective tax rates, levels of depreciation or amortization, and items considered to be non-recurring. Accordingly, our management believes that these measurements are useful for comparing general operating performance from period to period. Neither EBITDA or adjusted EBITDA should be considered in addition to, and not as a substitute for, consolidated net income in accordance with GAAP as a measure of performance. Our presentation of Adjusted EBITDA should not be construed as an indication that our future results will be unaffected by unusual or non-recurring items. Each of our EBITDA and adjusted EBITDA is limited as an analytical tool, and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP.

(in thousands)

	Three Months Ended June 30,			Six Months Ended June 30,
	2024	2023	% Change	2024	2023	% Change
Net income	$83,724	$51,445	62.7%	$148,055	$84,756	74.7%
Income tax expense	26,909	17,303	55.5%	46,897	28,001	67.5%
Interest in cost of home sales revenues	13,592	10,270	32.3%	25,625	20,077	27.6%
Interest income	(810)	(2,578)	(68.6)%	(2,324)	(4,942)	(53.0)%
Depreciation and amortization expense	5,689	3,621	57.1%	11,165	6,913	61.5%
EBITDA	129,104	80,061	61.3%	229,418	134,805	70.2%
Inventory impairment	570	—	NM	570	—	NM
Impairment on other investment	—	—	NM	7,722	—	NM
Purchase price accounting for acquired work in process inventory	973	—	NM	2,553	—	NM
Adjusted EBITDA	$130,647	$80,061	63.2%	$240,263	$134,805	78.2%

NM – Not Meaningful

Century Communities, Inc.

Reconciliation of Non-GAAP Financial Measures

(Unaudited)

Ratio of Net Homebuilding Debt to Net Capital

The following table presents the Company’s ratio of net homebuilding debt to net capital, which is a non-GAAP financial measure.  The Company calculates this by dividing net homebuilding debt (homebuilding debt less cash and cash equivalents, and cash held in escrow) by net capital (net homebuilding debt plus total stockholders’ equity). Homebuilding debt is our total debt minus outstanding borrowings under our construction loan agreement and mortgage repurchase facilities. The most directly comparable GAAP measure is the ratio of debt to capital. The Company believes the ratio of net homebuilding debt to net capital is a relevant and useful financial measure to investors in understanding the leverage employed in its operations and as an indicator of the Company’s ability to obtain external financing.

(in thousands)

	June 30,	December 31,
	2024	2023
Notes payable	$1,075,344	$1,062,471
Revolving line of credit	111,000	—
Construction loan agreements	(72,860)	(44,895)
Total homebuilding debt	1,113,484	1,017,576
Total stockholders' equity	2,465,657	2,386,936
Total capital	$3,579,141	$3,404,512
Homebuilding debt to capital	31.1%	29.9%

Total homebuilding debt	$1,113,484	$1,017,576
Cash and cash equivalents	(106,682)	(226,150)
Cash held in escrow	(44,823)	(101,845)
Net homebuilding debt	961,979	689,581
Total stockholders' equity	2,465,657	2,386,936
Net capital	$3,427,636	$3,076,517

Net homebuilding debt to net capital	28.1%	22.4%

Contact Information:

Tyler Langton, Senior Vice President of Investor Relations

303-268-8345

Investorrelations@CenturyCommunities.com

Category:
Earnings